EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4273
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2025 SECOND QUARTER RESULTS
Q2 Revenue Exceeds Outlook Range, Sees Similar Demand Level for Q3'25

LIVERMORE, Calif. — July 30, 2025 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the second quarter of fiscal 2025 ended June 28, 2025. Quarterly revenues were $195.8 million, an increase of 14.3% compared to $171.4 million in the first quarter of fiscal 2025, and a decrease of 0.8% from $197.5 million in the second quarter of fiscal 2024.

•Anticipated strength in HBM and Foundry & Logic probe cards drove sequentially stronger second-quarter revenue
•FormFactor is now shipping in volume to all three major HBM manufacturers
•Closed acquisition of Farmers Branch manufacturing facility, providing significant operational flexibility in lower operating cost region

“FormFactor reported sequentially stronger second-quarter revenue that exceeded the high end of our outlook range, due to higher-than-anticipated growth in our probe-card business,” said Mike Slessor, CEO of FormFactor, Inc. “Despite this revenue strength, non-GAAP gross margin and overall profitability fell short of our outlook, mainly caused by an unfavorable shift in product mix and unforecasted ramp-up costs for a second HBM DRAM customer.”

Second Quarter Highlights

On a GAAP basis, net income for the second quarter of fiscal 2025 was $9.1 million, or $0.12 per fully-diluted share, compared to net income for the first quarter of fiscal 2025 of $6.4 million, or $0.08 per fully-diluted share, and net income for the second quarter of fiscal 2024 of $19.4 million, or $0.25 per fully-diluted share. Gross margin for the second quarter of 2025 was 37.3%, compared with 37.7% in the first quarter of 2025, and 44.0% in the second quarter of 2024.

On a non-GAAP basis, net income for the second quarter of fiscal 2025 was $21.2 million, or $0.27 per fully-diluted share, compared to net income for the first quarter of fiscal 2025 of $18.0 million, or $0.23 per fully-diluted share, and net income for the second quarter of fiscal 2024 of $27.3 million, or $0.35 per fully-diluted share. On a non-GAAP basis, gross margin for the second quarter of 2025 was 38.5%, compared with 39.2% in the first quarter of 2025, and 45.3% in the second quarter of 2024.

GAAP net cash provided by operating activities for the second quarter of fiscal 2025 was $18.9 million, compared to $23.5 million for the first quarter of fiscal 2025, and $21.9 million for the second quarter of fiscal 2024. Free cash flow for the second quarter of fiscal 2025 was negative $47.1 million, compared to free cash flow for the first quarter of fiscal 2025 of $6.3 million, and free cash flow for the second quarter of 2024 of $14.2 million.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

Outlook

Dr. Slessor added, “In the current third quarter, we expect to deliver revenue comparable to the second quarter, with slightly higher gross margin and operating profit.”

For the third quarter ending September 27, 2025, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$200 million +/- $5 million	—	$200 million +/- $5 million
Gross Margin	38.5% +/- 1.5%	$3 million	40% +/- 1.5%
Net income per diluted share	$0.14 +/- $0.04	$0.11	$0.25 +/- $0.04
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, amortization of intangible assets and fixed asset fair value adjustments due to acquisitions, and restructuring charges, net of applicable income tax impacts.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PT, or 4:25 p.m. ET, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and six months ended June 28, 2025, and for outlook provided before, as well as for the comparable periods of fiscal 2024, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding future financial and operating results, including under the heading “Outlook” above, and the Company's performance, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” “forecast,” “continue,” and "prospect," and the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in and impacts from export control, tariffs and other trade barriers; changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as tariffs, military conflicts, political volatility, infectious diseases and pandemics, and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. In addition, there are varying barriers to international trade, including restrictive trade and export regulations such as the US-China restrictions, dynamic tariffs, trade disputes between the U.S. and other countries, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2025	March 29, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Revenues	$195,798	$171,356	$197,474	$367,154	$366,199
Cost of revenues	122,860	106,833	110,574	229,693	216,561
Gross profit	72,938	64,523	86,900	137,461	149,638
Operating expenses:
Research and development	28,793	27,800	31,564	56,593	60,191
Selling, general and administrative	31,839	33,454	37,874	65,293	70,953
Total operating expenses	60,632	61,254	69,438	121,886	131,144
Gain on sale of business	—	—	310	—	20,581
Operating income	12,306	3,269	17,772	15,575	39,075
Interest income, net	2,642	3,317	3,415	5,959	6,571
Other income (expense), net	(6)	890	360	884	880
Income before income taxes	14,942	7,476	21,547	22,418	46,526
Provision for income taxes	2,372	1,075	2,155	3,447	5,353
Loss from equity investment	3,484	—	—	3,484	—
Net income	$9,086	$6,401	$19,392	$15,487	$41,173
Net income per share:
Basic	$0.12	$0.08	$0.25	$0.20	$0.53
Diluted	$0.12	$0.08	$0.25	$0.20	$0.52
Weighted-average number of shares used in per share calculations:
Basic	77,107	77,345	77,235	77,226	77,343
Diluted	77,527	77,884	78,717	77,721	78,746

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2025	March 29, 2025	June 29, 2024	June 28, 2025	June 29, 2024
GAAP Gross Profit	$72,938	$64,523	$86,900	$137,461	$149,638
Adjustments:
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	528	542	545	1,070	1,131
Stock-based compensation	1,690	2,005	1,932	3,695	3,860
Restructuring charges	183	60	39	243	83
Non-GAAP Gross Profit	$75,339	$67,130	$89,416	$142,469	$154,712

GAAP Gross Margin	37.3%	37.7%	44.0%	37.4%	40.9%
Adjustments:
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	0.3%	0.3%	0.3%	0.3%	0.3%
Stock-based compensation	0.8%	1.2%	1.0%	1.0%	1.1%
Restructuring charges	0.1%	—%	—%	0.1%	—%
Non-GAAP Gross Margin	38.5%	39.2%	45.3%	38.8%	42.3%

GAAP operating expenses	$60,632	$61,254	$69,438	$121,886	$131,144
Adjustments:
Amortization of intangibles	(191)	(191)	(191)	(382)	(382)
Stock-based compensation	(7,701)	(7,791)	(8,277)	(15,492)	(16,754)
Restructuring charges	(195)	(2,823)	(49)	(3,018)	(98)
Costs related to sale and acquisition of businesses	(55)	(217)	(43)	(272)	(689)
Non-GAAP operating expenses	$52,490	$50,232	$60,878	$102,722	$113,221

GAAP operating income	$12,306	$3,269	$17,772	$15,575	$39,075
Adjustments:
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	719	733	736	1,452	1,513
Stock-based compensation	9,391	9,796	10,209	19,187	20,614
Restructuring charges	378	2,883	88	3,261	181
Gain on sale of business, net of costs and acquisition related expenses	55	217	(267)	272	(19,892)
Non-GAAP operating income	$22,849	$16,898	$28,538	$39,747	$41,491

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2025	March 29, 2025	June 29, 2024	June 28, 2025	June 29, 2024
GAAP net income	$9,086	$6,401	$19,392	$15,487	$41,173
Adjustments:
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	719	733	736	1,452	1,513
Stock-based compensation	9,391	9,796	10,209	19,187	20,614
Restructuring charges	378	2,883	88	3,261	181
Gain on sale of business and assets, net of costs and acquisition related expenses	3,460	217	(267)	3,677	(19,892)
Income tax effect of non-GAAP adjustments	(1,812)	(2,026)	(2,835)	(3,838)	(1,922)
Non-GAAP net income	$21,222	$18,004	$27,323	$39,226	$41,667

GAAP net income per share:
Basic	$0.12	$0.08	$0.25	$0.20	$0.53
Diluted	$0.12	$0.08	$0.25	$0.20	$0.52

Non-GAAP net income per share:
Basic	$0.28	$0.23	$0.35	$0.51	$0.54
Diluted	$0.27	$0.23	$0.35	$0.50	$0.53

GAAP net cash provided by operating activities	$18,893	$23,539	$21,878	$42,432	$54,890
Adjustments:
Sale of business and acquisition related payments in working capital	168	1,221	630	1,389	677
Cash paid for interest	95	92	101	187	201
Capital expenditures	(66,256)	(18,584)	(8,398)	(84,840)	(21,834)
Free cash flow	$(47,100)	$6,268	$14,211	$(40,832)	$33,934

GAAP net cash used in investing activities	$(78,553)	$(84,660)	$(6,140)	$(163,213)	$(9,960)
GAAP net cash used in financing activities	$(4,214)	$(2,964)	$(4,934)	$(7,178)	$(19,426)

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 28, 2025	June 29, 2024
Cash flows from operating activities:
Net income	$15,487	$41,173
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,051	14,563
Amortization	1,339	1,280
Stock-based compensation expense	19,187	20,614
Provision for excess and obsolete inventories	6,695	6,277
Loss from equity investment	3,484	—
Gain on sale of business and assets	(103)	(20,581)
Non-cash restructuring charges	2,160	—
Other activity impacting operating cash flows	(22,868)	(8,436)
Net cash provided by operating activities	42,432	54,890
Cash flows from investing activities:
Acquisition of property, plant and equipment	(84,840)	(21,834)
Proceeds from sale of business and assets	103	21,585
Purchase of equity investment	(67,156)	—
Purchases of marketable securities, net	(11,320)	(9,711)
Net cash used in investing activities	(163,213)	(9,960)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program, including excise tax paid	(24,586)	(20,271)
Proceeds from issuances of common stock	21,576	4,948
Principal repayments on term loans	(549)	(534)
Tax withholdings related to net share settlements of equity awards	(3,619)	(3,569)
Net cash used in financing activities	(7,178)	(19,426)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,658	(2,826)
Net increase (decrease) in cash, cash equivalents and restricted cash	(126,301)	22,678
Cash, cash equivalents and restricted cash, beginning of period	197,206	181,273
Cash, cash equivalents and restricted cash, end of period	$70,905	$203,951

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 28, 2025	December 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$67,380	$190,728
Marketable securities	181,949	169,295
Accounts receivable, net of allowance for credit losses	115,199	104,294
Inventories, net	110,789	101,676
Restricted cash	1,061	3,746
Prepaid expenses and other current assets	48,884	35,389
Total current assets	525,262	605,128
Restricted cash	2,464	2,732
Operating lease, right-of-use-assets	19,475	22,579
Property, plant and equipment, net of accumulated depreciation	259,288	210,230
Equity investment	67,264	—
Goodwill	200,858	199,171
Intangibles, net	9,017	10,355
Deferred tax assets	94,795	92,012
Other assets	3,185	4,008
Total assets	$1,181,608	$1,146,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$59,932	$62,287
Accrued liabilities	38,545	43,742
Current portion of term loan, net of unamortized issuance costs	1,121	1,106
Deferred revenue	16,450	15,847
Operating lease liabilities	7,919	8,363
Total current liabilities	123,967	131,345
Term loan, less current portion, net of unamortized issuance costs	11,644	12,208
Long-term operating lease liabilities	15,231	17,550
Deferred grant	18,000	18,000
Other liabilities	22,743	19,344
Total liabilities	191,585	198,447

Stockholders’ equity:
Common stock	77	77
Additional paid-in capital	850,064	837,586
Accumulated other comprehensive income (loss)	3,450	(10,840)
Accumulated income	136,432	120,945
Total stockholders’ equity	990,023	947,768
Total liabilities and stockholders’ equity	$1,181,608	$1,146,215

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP, and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, gross profit, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations” included in this press release.

Source: FormFactor, Inc.
FORM-F